EXHIBIT 23.1






The Board of Directors
Central Parking Corporation and Subsidiaries:

We consent to the use of our reports incorporated herein by reference.

/s/ KPMG Peat Marwick LLP
    KPMG Peat Marwick LLP

Nashville, Tennessee
October 9, 1997